SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported) February 26, 2003

GENERAL MOTORS CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	1-143	38-0572515
(State or other jurisdictionof incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (313)-556-5000

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Exhibit

99.1	“Management’s Discussion and Analysis of Results of Operations and Financial Condition” section of the DIRECTV Holdings LLC senior notes offering memorandum.

99.2	“Audited Financial Statements” section of the DIRECTV Holdings LLC senior notes offering memorandum.

ITEM 9.    REGULATION FD DISCLOSURE

On February 10, 2003, DIRECTV Holdings LLC, a wholly-owned subsidiary of Hughes Electronics Corporation (which is a wholly-own subsidiary of General Motors Corporation (GM)), announced that it intends to privately offer up to $1.4 billion principal amount of senior notes due 2013. DIRECTV also intends to arrange up to $1.675 billion of new senior secured credit facilities. DIRECTV expects to close the senior notes offering on February 28, 2003 and the new credit facilities by early March 2003.

A copy of the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section of the offering memorandum is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the “Audited Financial Statements” section of the offering memorandum is attached hereto as Exhibit 99.2 and is incorporated herein by reference. Exhibit 99.2 includes DIRECTV Holdings LLC audited consolidated balance sheets for the years ended December 31, 2002 and 2001, and the related consolidated statements of operations, consolidated statements of changes in owner’s equity and consolidated statements of cash flows for each of the three years ended December 31, 2002 and the notes hereto.

DIRECTV is the nation’s leading digital satellite television service provider with more than 11 million customers. DIRECTV and the Cyclone Design logo are registered trademarks of DIRECTV, Inc., a unit of Hughes Electronics Corporation. HUGHES is a unit of General Motors Corporation. The earnings of HUGHES are used to calculate the earnings attributable to the General Motors Class H common stock (NYSE:GMH).

NOTE: GM believes that some of the foregoing statements may constitute forward-looking statements. When used in this release, the words “estimate,” “plan,” “project,” “anticipate,” “expect,” “intend,” “outlook,” “believe,” and other similar expressions are intended to identify such forward-looking statements and information. Important factors that may cause actual results of HUGHES to differ materially from the forward-looking statements in this release are set forth in the Form 10-Ks filed with the SEC by General Motors and HUGHES.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)

Date	February 27, 2003	By	/s/ Peter R. Bible
(Peter R. Bible, Chief Accounting Officer)